Exhibit 99.1

FOR MORE INFORMATION Media and Investor Relations Contact: Tyler Gronbach 919-297-1541 tyler.gronbach@dexone.com

DEX ONE ANNOUNCES ALAN F. SCHULTZ ELECTED CHAIRMAN

CARY, N.C., June 25, 2012 – Dex One Corporation (NYSE: DEXO) announced today that current director Alan F. Schultz has been elected Chairman of the Board of Directors. He succeeds Eugene I. Davis who has resigned from the Dex One Board.

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

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